EXHIBIT #10.7


SUNLITE III, LLP STANDARD OFFICE/WAREHOUSE LEASE


Landlord:         Sunlite III, LLP, a Minnesota limited liability partnership
                  208 73rd Avenue North
                  Brooklyn Park, MN 55430-1306

Project:          6601 Parkway Circle
                  Brooklyn Center, Minnesota 55430

Tenant:           Navarre Corporation
                  7400 49th Avenue North
                  New Hope, MN 55428

Lease Date:  April ____, 1999

Term: Three (3) years eight (8) months from May 1, 1999 (the "Commencement Date") through and including December 31, 2002, unless sooner terminated as herein provided.

Premises: The Premises consisting of an office/warehouse building of approximately 73,903 square feet (9,000 square feet of office space and 64,903 square feet of warehouse space) of rentable area in the Project with an address at 6601Parkway Circle Brooklyn Center, Minnesota 55430, and appurtenances, constructed on the tract of land (the "Land") located in the City of Brooklyn Center, County of Hennepin, State of Minnesota, legally described on Exhibit A attached hereto.

Security Deposit: $32,640.49, which deposit shall be restored to such amount by Tenant upon demand by Landlord if used or applied by Landlord for the purposes set forth in Exhibit C, attached hereto.

In consideration of this Lease, the rents and the other mutual covenants and agreements herein contained, Landlord and Tenant covenant and agree:

     1. PREMISES AND USE. Landlord leases to Tenant and Tenant leases from Landlord, for the term stated, the Premises, with the right to use, in common with others, the parking areas, walkways, driveways and any other areas, facilities or improvements located in or on the Premises and designed or intended to be used in common (the "Common Areas").

The Premises shall be occupied and used by Tenant exclusively for office, software, music, video, DVD and related manufacturing and distribution purposes only (Landlord making no warranty or representation, express or implied, that the Premises may be lawfully used for such purposes) and for no other purpose, in compliance with all applicable laws and regulations and also in compliance with the "Rules and Regulations" of Landlord which are attached hereto as Exhibit C, as the same may be supplemented or amended from time to time by Landlord. Tenant shall, at its expense, make all alterations and improvements to the Premises required for the Premises and the use thereof to comply therewith. The Premises shall not be used for any dangerous, illegal or offensive purpose, or which interferes unreasonably with the safety, comfort and convenience of the Landlord, other tenants or nearby properties. If Tenant unlawfully stores any hazardous substance on the Premises, Landlord may, in addition to its other rights and remedies, remove and store the same at the sole cost and expense of Tenant. If Tenant's use of the Premises causes an increase in any insurance premium, Tenant shall pay or reimburse Landlord for the full amount of such increase. This agreement of Tenant survives termination of all other parts of this Lease.

    2.  RENT.

         (i) "Lease Year" means the twelve-month period beginning on the Commencement Date and each anniversary thereof.



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        (ii) "Calendar Year" means the calendar year for which a Rent Adjustment is computed.

       (iii) "Tenant's Proportionate Share" means the percentage determined by dividing the rentable area of Tenant's Premises (approximately 73,903 square feet) by the total rentable area of the Premises (approximately 73,903 square feet) and is herein fixed as one hundred percent (100%). For these purposes, rentable area was computed by measuring to the outside finished surface of permanent outer building walls on each enclosed floor of the building, including mechanical, equipment, restroom, entry, and like spaces.

     (iv) "Taxes" means all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be levied or assessed against the Premises (including specifically nongovernmental charges and assessments for maintenance, repair and improvement of Parkway Circle private roadway unless the same shall become a publicly maintained roadway) and shall apply to said obligations at such time in which said obligations are due and payable.

     (v) "Operating Expense" mean all direct costs and expenses paid or incurred by Landlord in the operation or maintenance of the Premises and the Land and all surrounding walks, drives, roads, parking, ponding and landscaped areas as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, plus all additional direct costs and expenses of operation and maintenance which Landlord determines it would have paid or incurred if the Premises had been one-hundred percent (100%) occupied, including by way of illustration and not limitation: (1) premiums of casualty, rent loss and public liability insurance which Landlord maintains with respect to the Land and the Premises; (2) all expenses for or on account of: (i) lighting, cleaning, removing snow from, policing and otherwise properly operating, maintaining and repairing the parking area and other surrounding areas on the Land, (ii) providing water and irrigation and fire sprinkler services (including required inspections and tests thereof) and other utilities which are not separately metered to and paid by tenants, (iii) maintaining and repairing the exterior of the Premises, including painting of the same (but excluding structural portions), and landscaped and ponding portions of the Land, (iv) window washing, (v) making repairs and replacements to and of the heating, cooling, ventilating, electrical, mechanical and plumbing systems serving the Premises, and (vi) a management fee of four (4%) percent of Rent and Additional Rent; and (3) all other costs necessary to manage and maintain the Premises which would, under generally accepted accounting principles, be regarded as operating and those which would normally be amortized over a period not exceeding five (5) years. If Landlord makes any special improvements during the term of this Lease in order to comply with any law or governmental regulation, or to save energy or reduce maintenance costs, the reasonable annual amortization of the cost thereof, with interest at the lesser of the then effective publicly announced prime rate of interest of Riverside Bank, Minneapolis, or the highest rate permitted by law, shall be deemed an Operating Expense in each of the calendar years during which such amortization occurs.

     Tenant or its designees may inspect and copy, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of any Operating Expense statement, such of Landlord's books and records as contain information concerning such costs and expenses in order to verify the amounts thereof.

     If Tenant disputes any item included in the Operating Expense in any calendar year, and such dispute is not resolved by the parties within ninety
(90) days after the statement for such year is delivered to Tenant, then either party may, within thirty (30) days thereafter, engage a firm of certified public accountants selected by mutual agreement to render an opinion as to whether or not the disputed item is properly included in the Operating Expense for such year. The opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred for such opinion shall be paid by the party adversely affected thereby. If more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. Any item included in the Operating Expense for a year which is not disputed by Tenant in writing within ninety (90) days after the statement for such year is delivered to Tenant shall be deemed to be accepted by Tenant. This agreement of Tenant survives termination of all other parts of this Lease.

     (vi) "Rent Adjustment" shall be Landlord's reasonable estimate of the amount to be paid monthly by Tenant to Landlord to equal the Additional Rent due for the next succeeding Calendar year or part thereof of the Lease term.


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     (vii) "Base Rent" shall be as set forth in Section 2A below.

     (viii) "Additional Rent" means any and all payments or charges other than Base Rent, payable under this Lease from Tenant to Landlord, including, without limitation, Operating Expense, Taxes, and Rent Adjustment.

     (ix) "Rent" means both Base Rent and Additional Rent.

     A. Base Rent. Tenant shall annually pay to Landlord as Base Rent for the
Premises: (i) during each of the first one (1) year and eight (8) months of the lease term, the a: annual sum of Three Hundred Ninety One Thousand Six Hundred Eighty Five and 90/100ths ($391,685.90) Dollars payable in equal monthly installments of Thirty Two Thousand Six Hundred Forty and 49/100ths ($32,640.49) Dollars, (which is approximately Five and 30/100ths Dollars per square foot ($5.30 p.s.f.) on a blended rate), in advance, on or before the first day of each and every calendar month during each of said first one (1) year and eight
(8) months of the lease term; and (ii) during the final two (2) years of said lease term, the annual sum of Four Hundred Thirteen Thousand One Hundred Seventeen and 77/100ths ($413,117.77) Dollars payable in equal monthly installments of Thirty Four Thousand Four Hundred Twenty Six and 48/100ths ($34,426.48) Dollars, (which is approximately Five and 59/100ths Dollars per square foot ($5.59 p.s.f.) on a blended rate), in advance, on or before the first day of each and every calendar month during the final two (2) years of said lease term. If the Commencement Date is other than the first day of a calendar month or the Expiration Date other than the last day of a calendar month, the Base Rent installment for such first or last fractional month shall be prorated.

     B. Additional Rent. Tenant shall annually pay to Landlord, as Additional Rent for the Premises, Tenant's Proportionate Share of all Taxes and all Operating Expenses as provided herein.

     C. Adjustments for Taxes and Operating Expense. Tenant's Proportionate Share of Taxes and Operating Expense for each Calendar Year shall be estimated annually by Landlord. Tenant shall pay Landlord each month, at the same time as the monthly installment of Base Rent is due, an amount equal to one-twelfth (1/12) of said annual estimate as the Rent Adjustment.

     On or before March 1 of each calendar year during the Term, Landlord shall provide to Tenant a statement showing Tenant's Additional Rent for the preceding calendar year.

Within ten (10) days thereafter, Tenant shall pay to Landlord, or Landlord shall credit against the next Rent payment or payments becoming due from Tenant, as the case may be, the difference between Tenant's Additional Rent for the preceding calendar year and the Rent Adjustment paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's proportionate share of Operating Expense and Taxes for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

     If the Lease Term commences on any day other than the first day of January, or if the Lease Term ends on any day other than the last day of December, any Rent Adjustment Payment due Landlord shall be prorated, and Tenant shall pay such amount within ten (10)days after being billed. Tenant's covenant and agreement to pay Additional Rent for the Lease Term measured by Taxes and Operating Expense survives the expiration or termination of this Lease.

     In addition to the Base Rent set forth above, Tenant also agrees to pay to Landlord, as Additional Rent, upon demand, all management fees, attorneys' fees and other fees, and out-of-pocket costs and expenses, if any, incurred by Landlord in connection with this Lease, including without limitation any such fees, costs and expenses payable by Landlord to others for dealing with or handling inquiries by Tenant, for dealing with or handling delinquencies or defaults by Tenant, for negotiating or preparing any termination, cancellation, extension, renewal, amendment or modification hereof, for enforcing the provisions hereof, the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) incurred or paid by Landlord by reason of receipt of Base Rent or Additional Rent, but specifically excluding fees, costs and expenses payable by Landlord to others for negotiating or preparing this Lease and excluding all other such fees, costs and expenses incurred by Landlord prior to the Commencement Date. All Rent shall be due and payable without demand, setoff or counterclaim.


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     D. Service Charge. All Rent and other sums payable hereunder by Tenant to
Landlord which are not paid within ten (10) days after due shall be increased by a service charge of $100.00 and shall bear interest from and after the date due to the date paid at the rate of 18% per annum or the maximum lesser interest rate permitted by law. This agreement of Tenant survives termination of all other parts of this Lease.

     E. Place of Payment. All Rent and other sums payable hereunder by Tenant to Landlord shall be payable at 208 73rd Avenue North Brooklyn Park, MN 55430-1306, or such other place within the State of Minnesota as may be designated by notice from Landlord to Tenant.

    3. POSSESSION. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, Landlord shall give Tenant notice to that effect and the Commencement Date shall be postponed to the earlier of the date upon which Tenant enters into possession of the Premises, or any part thereof, after notice from Landlord to Tenant that possession is available or the fifteenth (15th) day after the date set by notice from Landlord to Tenant that the Premises will be ready for occupancy. In the event of such postponement, the Term shall remain the same and the Expiration Date shall be extended for the same number of days the Commencement Date was postponed. Tenant's obligation to pay Rent shall be postponed and extended for a like number of days. Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's delay in delivering possession of the Premises to Tenant.

    4. ACCEPTANCE. By entry into possession of all or any part of the Premises, Tenant accepts the Premises and all equipment, fixtures, and machinery therein, and all improvements upon the Land, in their then condition as suitable for the purposes for which leased and as agreed. Notice of any exception to such acceptance shall be given by Tenant to Landlord within fifteen (15) days after the first such entry, time being of the essence, or deemed waived. Tenant acknowledges that no promises or representations as to the improvement or repair of the Premises have been made by Landlord, or anyone acting on Landlord's behalf.

     5. UTILITIES. Tenant shall pay for when due all utilities which now or in the future shall be separately metered to the Premises including gas, electricity, water, sewer and any other utility service used within the Premises.

     Tenant agrees that any of such utilities or other services may be interrupted for causes beyond Landlord's reasonable control; that Landlord does not represent or warrant the uninterrupted availability of utilities or services; and that any such interruption is not an eviction, disturbance or dispossession of Tenant and does not render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to pay rent and perform its covenants and agreements in this Lease.

     6. MAINTENANCE BY LANDLORD. Provided Tenant is not in default, and except as otherwise specifically stated herein (e.g., in Article 8), Landlord shall, at its sole expense, keep in good order, safe condition and repair, the structural elements of the Premises including exterior walls, roof, floor, foundation and interior support columns of the Premises, and the fire sprinkler system.

     7. MAINTENANCE BY TENANT. Tenant shall provide and pay for its own trash removal, janitorial services and window washing. Except for repairs Landlord is expressly obligated to make in Article 6 herein, Tenant shall maintain, repair and keep in good working order and condition all parts of the Premises, including without limitation: the interior of the Premises; entrance and interior doors; overhead doors; re-keying and related repairs of locks; heating, cooling, ventilating, electrical and plumbing fixtures and equipment in or serving the Premises; replacement of broken glass wherever located; and the loading dock area of the Premises. Tenant shall maintain and furnish Landlord with a copy of a maintenance service contract for any utility, fixture or equipment which Tenant is required to maintain and repair or, in the alternative, shall provide Landlord with periodic certifications when requested by Landlord, that Tenant has performed all reasonable maintenance and repair. If Tenant fails to correct any deficiency in the performance of these obligations within ten (10) days after notice from Landlord, Landlord may, but need not, provide such maintenance and bill Tenant for it. Costs so billed are be payable upon receipt of invoice. This agreement of Tenant survives termination of all other parts of this Lease.


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     8. PARTICULAR REPAIRS. If the need for maintenance or repair arises from the negligent, grossly negligent or deliberate act of Landlord or Tenant, or an agent, employee or invitee of one of them, then such party shall perform and pay for such maintenance or repair. Nothing in this Article negates or modifies waiver of subrogation provisions of this Lease as to acts or omissions covered by insurance.

     9.  INSURANCE.

     A. Tenant shall maintain a comprehensive policy of public liability insurance against any liability which arises from any occurrence on or about the Premises or the Land or which arises from any claim against which Tenant is require to indemnify Landlord. The policy is to be written by an insurer authorized to do business in Minnesota and reasonably satisfactory to Landlord and with a combined limit of at least $3,000,000.

     B. Landlord shall insure the Premises on a "special form" (All Risk) basis including perils of water damage and theft and including coverage for loss of rental income, all on a replacement cost basis for improvements, including leasehold improvements which will remain on the Premises after Tenant vacates the Premises. Such insurance shall not, however, cover floor or wall coverings, trade fixtures, special equipment, stock, merchandise or personal property of Tenant, all of which Tenant shall insure, at its expense, on a "special form" (All Risk) basis including perils of water damage and theft, with limits equal to at least 80% of replacement cost. Tenant shall furnish Landlord with certificate of such insurance before the Lease Commencement Date and at least annually thereafter. Policies are to be written by an insurer authorized to do business in Minnesota, reasonably satisfactory to Landlord, with Landlord named as an additional insured and providing Landlord with least thirty (30) days prior notice of change or cancellation from the insurer.

         Personal property on or about the Premises shall be at the sole risk of Tenant and Landlord is not liable to Tenant for loss, theft or damage thereof. Neither Landlord nor its partners, agents or employees, are liable for any injury, loss or damage to any person or property on or about the Premises from any cause whatsoever except due to a wrongful intentional or grossly negligent act or omission of Landlord without fault or negligence of Tenant or its agents, employees or invitees. Tenant shall indemnify and hold Landlord harmless from all other claims, liabilities, costs or expenses arising out of or pertaining to the Premises or the Land.

    10. INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord, and its partners, agents and employees, against all claims, liabilities, costs, expenses, damages, fines, and penalties, including attorneys' fees incurred by, asserted against or imposed upon Landlord by reason of: (i) any use or condition of the Premises or any part thereof; (ii) any personal injury or property damage occurring on or about the Premises; (iii) any negligent or wrongful intentional act or omission of Tenant, or its agents, employees, contractors, licensees or invitees; (iv) any failure to comply with any governmental law or regulation;
(v) any prosecution or defense of any suit or other proceeding to discharge the Premises or the Land, or any part thereof, from any liens, judgments or encumbrances suffered or created thereon by Tenant or against Tenant's interest therein; (vi) any proceedings to repossess the Premises or the Land after termination of this Lease for any cause; (vii) any litigation commenced by or against Tenant to which Landlord is made a party without any fault of Landlord;
(viii) any response costs, damages or expenses (including attorneys' and experts' fees) claimed, imposed upon, incurred by or asserted against Landlord arising out of the use, release, threatened release or disposal of pollutants, hazardous or dangerous substances caused or alleged to have been caused by acts or omissions of Tenant; and (ix) any failure of Tenant to perform or comply with any covenant or agreement to be kept or performed by Tenant hereunder. These covenants and agreements of Tenant survive termination of all other parts of this Lease.

    11. RELEASE AND WAIVER. Landlord and Tenant hereby release each other and each other's partner's, employees, agents, customers, licensees and invitees from any and all liability for any loss, damage or injury to person or property occurring in, on or about or to the Premises, improvements to the Premises or personal property on or about the Premises, by reason of any casualty covered by applicable insurance policies. The provisions of this Article will preclude the assignment of any such claim by way of subrogation or otherwise to an insurance company or any other person. Therefore, each party to this Lease shall notify each of its insurers of the terms of the releases contained in this Article and have its insurance policies endorsed to prevent the invalidation of coverages by reason of the releases contained in this Article. This agreement of Landlord and Tenant survives termination of all other parts of this Lease.


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     Tenant has sole responsibility for protecting the Premises against theft, robbery or pilferage, and for the safety and security of its employees, agents, customers, licensees and invitees on or about the Premises, both during and outside of normal business hours.

    12. DAMAGE OR DESTRUCTION. Landlord shall restore the Premises, if damaged, to the extent of available insurance proceeds and with reasonable dispatch unless Landlord shall, within sixty (60) days after the damage occurs, elect by notice to Tenant not to restore or rebuild. If Landlord so elects not to restore or rebuild, this Lease shall terminate as of the date of such election. Tenant shall have no claim against Landlord arising from such termination or for the value of any unexpired Term of this Lease, except that any prepaid Rent shall be refunded by Landlord to Tenant. If Landlord restores or rebuilds, Rent shall abate during the time of such work in proportion to the extent the Premises shall be untenantable or it shall be impracticable to conduct business therein. In no event shall Landlord be responsible to repair, restore or rebuild any leasehold improvements, personal property, fixtures, machinery or equipment of Tenant.

     In the event Landlord undertakes to restore or rebuild the Premises following such damage or destruction, but fails to substantially complete such restoration or repair within six (6) months after such undertaking, Tenant may, at its option upon not less than fifteen (15) days notice to Landlord during which time such restoration or rebuilding is not substantially completed, terminate this Lease, neither party being thereafter obligated to the other hereunder.

    13. ASSIGNMENT AND SUBLETTING. Tenant shall not sublease all or any part of the Leased Premises without the prior written consent of Landlord. Tenant shall not, voluntarily or by operation of law, assign, mortgage, pledge or otherwise transfer this Lease, or any part hereof or interest herein, without the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld. Consent to one such sublease or assignment does not constitute consent to any other or later sublease or assignment. No such sublease or assignment or consent shall relieve Tenant of liability for the performance of all covenants, agreements and obligations hereunder including the obligation to pay Rent for the entire Term.

     Landlord may assign this Lease or any of its rights hereunder. Upon any such assignment, if the assignee assumes Landlord's obligations hereunder, Landlord is thereafter relieved of any and all such obligations.

    14. ALTERATIONS. Tenant shall make no alterations or improvements to the Premises exceeding a cost of $2500.00 in the aggregate per alteration or improvement without the prior written approval of the Landlord, which approval may be conditioned on such reasonable requirements as Landlord may impose, but which approval shall not be unreasonably withheld. Any permitted alterations or improvements shall be timely completed according to plans and specifications prepared by Tenant and approved by Landlord, in a good and workmanlike manner conforming to applicable building codes and free and clear of mechanics' liens and claims. All alterations and improvements become the property of Landlord at the expiration or earlier termination of this Lease provided, however, that if so directed by Landlord, Tenant, at its sole expense, shall remove any or all such alterations and improvements from the Premises at the expiration or earlier termination of this Lease and repair any damage to, and restore, the Premises. This agreement of Tenant survives termination of all other parts of this Lease.

    15. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises broom-clean, in good condition and repair, fire and other casualty, reasonable wear and tear (which standard excludes adverse effects from acid, salt, corrosives or other substances used by Tenant in the operation of its business and alterations and improvements by Tenant) excepted. Tenant shall, at its expense, also remove all of its trade fixtures, personal property, machinery, equipment and signs from the Premises. Any property of Tenant not removed upon the expiration or earlier termination of this Lease shall be deemed abandoned. Any property of Tenant not removed upon the expiration or earlier termination of this Lease may be removed by Landlord and Landlord may repair any damage to the Premises caused such removal, at the sole cost and expense of Tenant which Tenant agrees to pay upon billing. This agreement of Tenant survives termination of all other parts of this Lease.

16.  DEFAULT OF TENANT AND REMEDIES.

    A. Events of Default and Remedies. If Tenant fails to pay when due any installment of Rent hereunder, or to perform any other of the terms, agreements, covenants, conditions or obligations of this Lease to be performed by Tenant, or if Tenant abandons or vacates the Premises, or if any proceeding is commenced by or against Tenant


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under any law relating to bankruptcy or insolvency or for an appointment of a receiver of Tenant or any of Tenant's assets, or if Tenant makes an assignment of assets for the benefit of creditors, then Tenant shall be in default hereunder, and Landlord shall have the right, at its option, in addition to any other rights and remedies it may have hereunder, or at law or in equity or otherwise, to reenter and recover possession of the Premises (with or without terminating this Lease) and/or terminate this Lease. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable. Should Landlord at any time terminate this Lease by reason of such default, in addition to any other remedies Landlord may have, Landlord may recover from Tenant, and Tenant shall indemnify Landlord against, all loss of rents and other damages Landlord may incur including the cost of recovering and reletting the Premises and reasonable attorneys' fees. These covenants and agreements of Tenant survive termination of all other parts of this Lease.

    B. Right of Landlord to Cure Default of Tenant. Landlord may, at its option, in addition to exercising any other rights or remedies available to it in this Lease or otherwise, spend such sums of money as is reasonably necessary to cure any default of Tenant herein and the amount so spent, and cost incurred, including reasonable attorneys' fees in curing such default, shall be paid by Tenant, as Additional Rent, upon demand.

    C. Legal and Other Expenses. In the event suit shall be brought of possession of the Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant, condition or agreement herein contained on the part of Tenant to be kept or performed, Tenant shall pay Landlord all expenses incurred by Landlord including reasonable attorneys' fees.

    D. Cumulative Remedies. No remedy conferred on Landlord in this Lease or otherwise, or reserved to Landlord, shall be exclusive of any other remedy, but shall be cumulative and may be exercised from time to time and as often as the occasion may arise.

    E. Overdue Payments. All money due hereunder from Tenant to Landlord shall, unless otherwise specified, be due on demand. All Rent and other sums payable hereunder by Tenant to Landlord which are not paid within ten (10) days after becoming due shall be increased by a service charge of $100.00 and shall bear interest from and after the date due to the date paid at the rate of 18% per annum or the maximum lesser interest rate permitted by law. This agreement of Tenant survives termination of all other parts of this Lease.

    F. Landlord's Default. In the event of any breach or default hereunder by Landlord not cured within sixty (60) days after notice thereof from Tenant, or within a greater reasonable time if Landlord proceeds diligently but the remedial action requires more than sixty (60) days to complete, Tenant may, in addition to other remedies available to Tenant, terminate this Lease upon notice to Landlord.

    17. SUBORDINATION AND ESTOPPEL. The rights of Tenant under this Lease are subject and subordinate at all times to the lien of any mortgage to which the Premises or the Land, or any part thereof or interest therein, is subject, now or hereafter, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. No further instrument of subordination is required provided that, in confirmation of this subordination Tenant shall promptly execute such further instruments as may be requested by Landlord. Tenant irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instrument or instruments. Tenant, at the option of any mortgagee, agrees to attorn to such mortgagee in the event of a foreclosure sale or deed in lieu thereof. Tenant agrees within ten (10) days after request of Landlord, to execute and deliver to Landlord or its designee an estoppel certificate in such form as may be reasonably requested by Landlord. Tenant agrees, within ten (10) days after request of Landlord, to deliver to Landlord or its designee the most recent financial statements of Tenant, certified to by Tenant or its certified public accountant as complete and accurate. Landlord will proceed in good faith and exercise its best efforts to secure a non-disturbance agreement from its permanent lender for the benefit of Tenant.

    18. HOLDING OVER. If Tenant remains in possession of any part of the Premises after the expiration or earlier termination of this Lease, Tenant shall be deemed, at Landlord's option, either to hold the Premises as a tenant at will or month to month, in either case subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that Tenant shall pay to Landlord one and one-half (1.5) times the last current Base Rent and Additional Rent, which rent shall be payable to Landlord on demand. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend this Lease except as expressly provided in this Article.

    19. NOTICE. Any notice, request or consent required or permitted under this Lease written and shall be given when personally delivered (if to Tenant, to an officer of Tenant; if to Landlord, to a partner of Landlord) the second business day following deposit in the United States mails, certified mail, return receipt requested, postage prepaid, addressed to Tenant at the Premises or to Landlord at the address then fixed for the payment of Rent. Either party may by notice at any time designate a different address to which notices shall subsequently be sent.

    20. ACCESS BY LANDLORD. Landlord and its designees shall have the right to enter and inspect the Premises at any time for purposes of inspection or the exercise of any of its rights or the performance of any of its obligations hereunder in such circumstances as Landlord may deem advisable provided, however, that except in the case of actual or perceived emergency Landlord shall exercise such rights only after notice to Tenant and upon such reasonable conditions as Tenant may impose. During any work in or about the Premises by Landlord or its designees, all necessary or useful materials, tools and equipment may be stored upon the Premises. Landlord and its designees may enter the Premises at reasonable times to exhibit the same for the purpose of sale or mortgage and, during the last six (6) months of the Term, for the purpose of showing the Premises to prospective Tenants. Landlord may erect and maintain a rent or sale sign on the Premises. No such entry by or activity by Landlord shall be deemed an eviction or disturbance of Tenant's possession of the Premises, or render Landlord liable to Tenant for damages, or relieve Tenant from performance any of Tenant's obligations under this Lease. The rights reserved to Landlord in this Article shall not be deemed to impose any greater obligation on Landlord to clean, maintain, repair or change the Premises than is specifically provided elsewhere in this Lease. Landlord and its designees may at any time in case of emergency enter the Premises and take such action as Landlord may deem proper to protect persons, property or the Premises.

    21. EMINENT DOMAIN. If all or any part of the Premises or the Land shall be taken by governmental authority under the power of eminent domain or shall be conveyed to governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises or the Land to be untenantable and inadequate for use by Tenant for the purpose leased, then Landlord may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If a part of the Premises or the Land shall be so taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, in Tenant's reasonable discretion, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession. Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable. Rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant. Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

    22.  HAZARDOUS MATERIALS.

    A. Hazardous Substance. As used herein, "hazardous substance" includes any substance which presents or may present danger or potential danger for damage, injury, or illness to health, welfare or the environment including, but not limited to: (i) substances which are radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic; and (ii) asbestos, urea formaldehyde, polychlorinated biphenyls, nuclear fuel or materials, chemical waste, radioactive materials, known carcinogens and petroleum products; and
(iii) other substances defined as hazardous substances by, or regulated under, by applicable law or governmental rule or regulation as the same may be amended from time to time.

    B. Tenant's Responsibility. Tenant covenants and agrees with, and represents and warrants to, Landlord that Tenant shall not manufacture, process, distribute, use, produce, treat, store, dispose of or allow to be present any hazardous substance in or about the Premises, except strictly according to all applicable law and governmental regulation, and in conformity with any permit required therefor. Tenant covenants and agrees, that it shall promptly comply, at Tenant's sole cost and expense, with all laws and governmental regulations or orders now or hereafter existing, relating to any hazardous substance located on or about the Premises by reason of an act or omission of Tenant. All covenants, agreements, representations and warranties contained in this Article are continuing and shall survive the termination of all other parts of this Lease.

   C. Indemnification. Tenant indemnifies and holds harmless Landlord, its successors, assigns, partners, employees, lenders and agents, from and against any and all claims, liabilities, losses, damages or expenses, including attorneys', consultants', and experts' fees arising out of or pertaining to breach by Tenant of any of the covenants, agreements, warranties or representations contained herein, or to Landlord's enforcement thereof, or to any violation of law or governmental regulation or order arising or alleged to arise from an act or omission of Tenant, including cleanup of any hazardous substance on or about the Premises or the Land. All costs indemnified against shall be payable upon demand and shall thereafter bear interest at the rate 18% per annum or the lesser maximum rate permitted by law. These covenants and agreements shall survive the termination of all other parts of this Lease.

    D. Notification. Tenant shall immediately notify Landlord of any enforcement action against Tenant by any governmental authority arising out of the possession or use by Tenant of any of hazardous substance whether or not on or about the Premises or the Land.

     E. Landlord Representations. Landlord represents and warrants to Tenant that Landlord has no actual knowledge of, or notice from any governmental authority about, the use, treatment, storage, or presence of any hazardous substance in or about the Premises, except strictly according to all applicable law and governmental regulation, and in conformity with any permit required therefor.

23.  MISCELLANEOUS

    A. Waiver of Default. No waiver of any default shall be implied from any omission to act on account of such default if such default persists or is repeated. No express waiver shall affect any default other than the default specified therein express waiver and that only for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, agreement, term or condition.

    B. Payments Deemed Rent. Any amounts of money to be paid by Tenant to Landlord under this Lease, whether or not called "Rent" or "Additional Rent" and whether or not they are periodic or recurring, shall be deemed to be Rent or Additional Rent for purposes of this Lease; and any failure to pay such amount shall be deemed to be a failure to pay Rent entitling Landlord to exercise all rights and remedies afforded for the collection and enforcement of Tenant's obligation to pay Rent. Tenant's obligation to pay Rent survive the expiration or earlier termination of all other parts of this Lease.

    C. Claims for Fees. Landlord and Tenant each agree to indemnify and hold harmless the other from any and all other claims, damages, liabilities or expenses, including reasonable attorneys' fees, for any real estate or brokerage commission or finder's fee claimed through their respective act or omission in connection with the negotiation or execution of this Lease.

    D. Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the State of Minnesota.

    E. Binding Effect. This Lease binds and inures to the benefit of the parties hereto and their respective successors and permitted assigns provided, however, that Landlord, its successors and assigns, shall be obligated to perform Landlord's covenants under this Lease only during its actual periods as Landlord during the Term.

    F. Severability. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired and shall remain in full force and effect.

    G. No Partnership. Landlord and Tenant shall not, by execution and performance of this Lease, become or be deemed partners or joint venturers with each other.

    H. Headings, Gender, Number. As used herein, unless the context clearly requires otherwise, the singular and the plural include each other and the masculine, feminine and neuter gender include each other. Topical headings are for reference only, do not affect, define, or limit the scope or terms hereof and form no part of the construction of this Lease.

    I. Construction. The form as well as the substance of this Lease have been fully negotiated by the parties. Each party therefor waives claim for any particular construction of any ambiguous provision or portion hereof based upon drafting by or on behalf of the other.

    J. Limitation on Liability. Notwithstanding anything to the contrary herein, Landlord shall have no obligation, nor incur any liability, beyond the then interest, if any, of Landlord in the Premises and the Land and Tenant shall look exclusively to such interest of Landlord in the Premises and the Land for payment and discharge of any obligations imposed upon Landlord hereunder. Landlord is hereby released and relieved of any other liability hereunder. Tenant shall look solely to the estate or interest owned by Landlord in the Premises and Tenant will not collect or attempt to collect any such obligation or liability, or any judgment therefore, out of any other assets of Landlord or its partners.

    K. Exhibits. This Lease and signed Exhibits attached hereto and incorporated herein by this reference as Exhibits A, B, C, D and E, forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant affecting the Premises and the Land there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth.

     Landlord and Tenant have caused this Lease to be duly signed on their behalf by the undersigned persons each of whom personally warrants and represents to the other party that he or she is fully authorized to so sign and thereby bind such party as of the Lease Date.










LANDLORD:                                         TENANT:

Sunlite III, LLP                                  Navarre Corporation


by ________________________                       by __________________________

 Its Partner                                      Its_______________________

and by ____________________                       and by ______________________

 Its Partner                                      Its___________________

EXHIBIT "A"

FLOOR PLAN OF PREMISES



EXHIBIT "B"

LAND LEGAL DESCRIPTION

Tract A, Registered Land Survey 1572,
Hennepin County, Minnesota



EXHIBIT "C"
SECURITY AND DAMAGE DEPOSIT

     As of the Lease Date, Tenant deposited with Landlord the sum of $32,640.49, receipt of which is acknowledged by Landlord, to be held by Landlord without liability for interest, as a security and damage deposit for the faithful performance by Tenant during the Lease Term. Landlord may intermingle such deposit with Landlord's own funds. Tenant is to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Landlord, either with or without terminating this Lease, may (but shall not be required to) appropriate and apply such portion of said deposit as may be necessary to compensate or repay Landlord for all losses or damages sustained or to be sustained by Landlord due to such breach on the part of Tenant including, but not limited to, overdue and unpaid Rent, any other sum payable by Tenant to Landlord under this Lease, damages or deficiencies in the reletting of the Premises, and costs and reasonable attorney's fees incurred by Landlord. Tenant, upon demand by Landlord, shall pay Landlord the amount needed to restore said security deposit to the original sum deposited. Tenant's failure to do so within five (5) days after receipt of such demand constitutes a breach of this Lease. Said security deposit shall be returned to Tenant, less any depletion thereof as the result of the provisions of this paragraph, at the end of the Lease Term, or upon the earlier termination of this Lease. Tenant shall not anticipate return of said deposit by withholding any amount required to be paid under this Lease.



EXHIBIT "D"

BUILDING RULES AND REGULATIONS

     1. TRASH. Tenant shall be responsible for contracting and paying for trash removal, including the cost of obtaining suitable trash receptacles which must conform to City of Brooklyn Center regulations. Such trash receptacles shall be stored inside the Premises or at such other location as is approved by Landlord. Tenant shall not leave or store trash, refuse, litter or material on the Land outside the Premises.
     2. DISTURBANCE. No noise, conduct or process shall be permitted at any time which shall, in the reasonable opinion of Landlord, annoy or disturb other tenants or nearby properties.
     3. PARKING. Use of the parking area shall be subject to such rules as Landlord may promulgate from time to time. Tenant shall not use or permit the use of the parking area for the overnight storage of automobiles or other vehicles without the prior approval of Landlord. Tenant shall not use, or permit use of, the 20 parking spaces in the northeasterly corner of the Land.
     4. SIGNS. No signs shall be placed on the windows, doors or any part of the exterior of the building, on the Land or on the parking area, without the prior approval of Landlord and conforming to City of Brooklyn Center regulations.

     5. FIXTURE MOVEMENT. Any and all furniture, fixtures and goods will be moved by Tenant and at Tenant's expense whenever such moving is needed for the purpose of repair or maintenance to be performed by Landlord.
     6. WASTE; OVERLOADING. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Premises, or any overloading of the floors or facilities of the Premises.
     7. UTILITIES. Tenant shall not overload any utility lines, pipes or systems serving the Premises.
     8. RULES AMENDMENT. These Rules may be added to or amended by Landlord and such amendments will become effective immediately upon notice to Tenant.
     9. BREACH. Tenant agrees that any violation of these Rules or any amendments hereto is a default under the Lease.





EXHIBIT "E"
CERTAIN TENANT IMPROVEMENTS AND TRADE FIXTURES

Tenant has acquired from a prior tenant of the Premises certain tenant improvements and alterations to the Premises and certain trade fixtures installed therein including:

A. Concrete slabs installed to accommodate dumpsters in the area of doors 7 and 8 of the Premises; and
B. Racking and shelving.

With respect to said improvements, alterations and trade fixtures, Landlord and Tenant covenant and agree that:

1. For all purposes under the Lease, including specifically but not limited to the obligations to remove and restore upon termination of the Lease and obligations concerning the condition of the Premises upon surrender, said improvements, alterations and installed trade fixture shall be deemed to be improvements and alterations made by, and trade fixtures of and installed by, Tenant as if originally made and installed by Tenant and not by a prior tenant.
2. Tenant has acquired said improvements, alterations and trade fixtures from a third party and waives all claims against Landlord arising therefrom. Landlord makes no warranty or representation of any kind whatsoever with respect thereto including any as to condition, fitness for use, fitness for any particular use, compliance with law or proper installation. Notwithstanding the foregoing, Landlord affirms that such improvements and alterations are permitted improvements and alterations under the Lease.
3. Tenant acknowledges that warehouse lighting west of gridline 3 in the Premises may be substandard.


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